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                                                                      EXHIBIT 99

                                      NEWS

[FRB WEBER SHANDWICK FINANCIAL COMMUNICATIONS LOGO]

AT THE COMPANY:         AT FRB | WEBER SHANDWICK:
Richard L. Simons       Kerry Thalheim         John McNamara
Exec VP & CFO           General Inquiries      Analyst Inquiries
(607) 378-4202          (212) 445-8437         (212) 445-8435

   HARDINGE SIGNS FINAL AGREEMENT WITH BPT IP, LLC (BRIDGEPORT INTERNATIONAL)

Elmira, N.Y., November 25, 2002 - Hardinge Inc. (Nasdaq:HDNG), a leading producer of advanced material-cutting solutions, announced today that it has signed the definitive agreement whereby it will assume responsibility in North America for the manufacture and distribution of Bridgeport knee mills, and parts and support services functions for both knee mills and vertical machining centers previously produced by the Connecticut operations of Bridgeport Machines, Inc. The seven-year agreement, with annual renewals thereafter, provides for payment of royalties to BPT IP, LLC, the owner of the intellectual property rights of the former Bridgeport Machines, Inc.

J. Patrick Ervin, President and CEO of Hardinge Inc. said, "We are pleased to sign the final paperwork related to this previously announced alliance. We can now begin operations to manufacture knee mills and repair parts and to provide service support for Bridgeport products in the U.S. As we have said in the past, the customers for Bridgeport mills tend to overlap one of our strongest customer segments in the U.S., namely high quality job shops. This will allow those customers to be served by Hardinge with what we consider to be the strongest support organization in the U.S. machine tool industry."

"The specific impact on Hardinge's operations at this time is uncertain. Sales of these products and services over the past 12 months by Bridgeport Machines, Inc. had been in excess of $15 million. We are not sure what impact the recent suspension of production and the reduction of support has had on market demand for these products. However, we are confident that the market will look favorably at the quality and support that Hardinge brings to the products."

"We have been working over the past several weeks preparing our back office operations to handle the workflow associated with parts and support services for Bridgeport customers. With the signing of this agreement, we can now begin to produce and procure parts necessary to bring response time up to the high standards that our long term Hardinge customers have enjoyed," added Douglas G. Rich, Vice President General Manager of Hardinge's U.S. Machine Operations.

"The knee mill machines, to be produced in Elmira, NY, will continue to carry the proud "Bridgeport" name, along with a prominent "made by Hardinge" label. Hardinge has invested approximately $2.2 million for the purchase of selected repair parts and specialized equipment from the former Bridgeport Connecticut facility and intends to begin supplying repair parts and service by the end of November. Shipments of machines are expected to begin in the first quarter of 2003," Mr. Rich concluded.

Hardinge Inc., founded more than 100 years ago, is an international leader in providing the latest industrial technology to companies requiring material-cutting solutions. The Company designs and manufactures computer-numerically controlled metal-cutting lathes, machining centers, grinding machines and other industrial products. The Company's common stock trades on Nasdaq under the symbol "HDNG." For more information, please visit the Company's website at www.hardinge.com.

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THIS NEWS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO
THE FINANCIAL PERFORMANCE OF HARDINGE INC. SUCH STATEMENTS ARE BASED UPON INFORMATION KNOWN TO MANAGEMENT AT THIS TIME. THE COMPANY CAUTIONS THAT SUCH STATEMENTS NECESSARILY INVOLVE UNCERTAINTIES AND RISK, AND DEAL WITH MATTERS BEYOND THE COMPANY'S ABILITY TO CONTROL AND IN MANY CASES THE COMPANY CANNOT PREDICT WHAT FACTORS WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED. AMONG THE MANY FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS ARE FLUCTUATIONS IN THE MACHINE TOOL BUSINESS CYCLES, CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE U.S. OR INTERNATIONALLY, THE MIX OF PRODUCTS SOLD AND THE PROFIT MARGINS THEREON, THE RELATIVE SUCCESS OF THE COMPANY'S ENTRY INTO NEW PRODUCT AND GEOGRAPHIC MARKETS, THE COMPANY'S ABILITY TO MANAGE ITS OPERATING COSTS, ACTIONS TAKEN BY CUSTOMERS SUCH AS ORDER CANCELLATIONS OR REDUCED BOOKINGS BY CUSTOMERS OR DISTRIBUTORS, COMPETITORS' ACTIONS SUCH AS PRICE DISCOUNTING OR NEW PRODUCT INTRODUCTIONS, GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL MATTERS, CHANGES IN THE AVAILABILITY AND COST OF MATERIALS AND SUPPLIES, THE IMPLEMENTATION OF NEW TECHNOLOGIES AND CURRENCY FLUCTUATIONS. ANY FORWARD-LOOKING STATEMENT SHOULD BE CONSIDERED IN LIGHT OF THESE FACTORS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE ITS FORWARD-LOOKING STATEMENTS IF UNANTICIPATED EVENTS ALTER THEIR ACCURACY.